                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        Rutherford-Moran Oil Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                      N/A
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     (2) Aggregate number of securities to which transaction applies:

                                      N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                                      N/A
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     (4) Proposed maximum aggregate value of transaction:

                                      N/A
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     (5) Total fee paid:

                                      N/A
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                                      N/A
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

                        RUTHERFORD-MORAN OIL CORPORATION
                          5 GREENWAY PLAZA, SUITE 220
                              HOUSTON, TEXAS 77046

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                            ------------------------

     The 1998 Annual Meeting of Stockholders (the "Meeting") of Rutherford-Moran Oil Corporation, a Delaware corporation (the "Company") will be held at the Sheraton Luxury Collection Hotel, Houston, Texas at 9:00 a.m. on December 15, 1998, for the following purposes:

          1. to elect five individuals to serve as directors on the Company's Board of Directors for one-year terms to expire at the 1999 Annual Meeting of Stockholders of the Company;

          2. to consider and vote on a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

          3. to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on October 26, 1998, as the record date for determination of stockholders who are entitled to notice of and to vote either in person or by proxy at the 1998 Annual Meeting of Stockholders and any adjournment thereof.

     All Stockholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY AS SOON AS POSSIBLE.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            David F. Chavenson
                                            Corporate Secretary

November 9, 1998

                        RUTHERFORD-MORAN OIL CORPORATION
                          5 GREENWAY PLAZA, SUITE 220
                              HOUSTON, TEXAS 77046

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rutherford-Moran Oil Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Company's 1998 Annual Meeting of Stockholders (the "Meeting") to be held at the Sheraton Luxury Collection Hotel, Houston, Texas on December 15, 1998, at 9:00 a.m., local time, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are being mailed to the Company's stockholders on or about November 9, 1998.

     Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) "FOR" the election of each of the nominees to the Board of Directors; (ii) "FOR" ratification of the appointment of KPMG Peat Marwick LLP, Certified Public Accountants, to audit the accounts and records of the Company for the fiscal year ending December 31, 1998; and (iii) in the discretion of such persons, "FOR" or "AGAINST" any other proposals which may be properly submitted at the Meeting. A stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending the Meeting and voting in person.

                        PERSONS MAKING THE SOLICITATION

     This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling, and mailing the proxy materials to stockholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on October 26, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournment thereof. At the close of business on October 26, 1998, there were 25,598,000 shares of Common Stock issued and outstanding. Holders of record of the Common Stock on the Record Date will be entitled to one vote per share on all matters to come before the Meeting. A list of stockholders entitled to notice of and to vote at the Meeting will be made available during regular business hours at the offices of the Company, 5 Greenway Plaza, Suite 220, Houston, Texas 77046, from October 27, 1998 through December 14, 1998, and at the Meeting, for inspection by any stockholder for any purpose regarding the Meeting.

     A majority of the total shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Meeting.

     The enclosed form of proxy provides a means for stockholders to vote for all of the director nominees listed herein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Pursuant to the Company's bylaws, nominees receiving a plurality of the votes cast at the meeting will be elected directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

     The ratification of KPMG Peat Marwick LLP to audit the accounts and records of the Company for the fiscal year ended December 31, 1998, requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Meeting. Shares that are represented at the Meeting but abstain from voting on such proposal will be counted as shares entitled to vote on such proposals and will have the same effect as a vote against such proposal. Broker nonvotes, while considered in the number of shares present, will not be treated as a vote for or against the proposal.

     John A. Moran and Patrick R. Rutherford (the "Principal Stockholders") beneficially own in the aggregate 19,034,614 shares of Common Stock (74.2% of the issued and outstanding shares) as of October 26, 1998, and together control sufficient votes to determine the outcome of any of the proposals being voted upon by the stockholders. Each of the Principal Stockholders has advised the Company that he intends to vote or direct the vote of the shares beneficially owned by him "FOR" the election of the five nominees named herein and "FOR" the ratification of KPMG Peat Marwick LLP as the Company's auditors.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's bylaws, there are currently five board seats authorized by the Board of Directors and directors are elected to serve for one-year terms or until their successors are elected and qualified or their earlier resignation or removal. Five directors will be elected at the Meeting to serve for terms ending at the 1999 Annual Meeting of Stockholders. The Board of Directors, pursuant to recommendations from its Nominating Committee, recommends the election of John A. Moran, Patrick R. Rutherford, Howard Gittis, Harry C. Lee and Chote Sophonpanich (collectively, the "Nominees") as the directors to serve for such one-year terms. All of the Nominees are currently directors of the Company.

     Unless contrary instructions are set forth in the proxy, it is intended that the persons acting under the proxy will vote all shares represented by such proxy for the election as director of each of the Nominees. Should any of the Nominees become unable or unwilling to accept nomination or election, it is intended that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that any Nominee will be unable or are unwilling to serve if elected.

     The following table sets forth information regarding the current directors of the Company. There are no family relationships among any of the directors or executive officers of the Company, nor any arrangements or understandings between any director and any other person pursuant to which such director was selected as a director.

                NAME                   AGE                      POSITION
                ----                   ---                      --------
John A. Moran........................  66    Chairman of the Board
Patrick R. Rutherford................  64    President, Chief Executive Officer and Director
Howard Gittis........................  63    Director
Jere W. McKenny......................  69    Director
Harry C. Lee.........................  65    Director
Chote Sophonpanich...................  55    Director

     JOHN A. MORAN has been Chairman of the Board of the Company since its inception. Since 1993, he has been President of Rutherford-Moran Exploration Company ("RMEC"), which became a wholly-owned subsidiary of the Company in June 1996. Since April 1967 until his retirement in 1992, Mr. Moran has been a Director and Officer of the Dyson-Kissner-Moran Corporation ("DKM"), a private holding company engaged primarily in the manufacture and distribution of industrial and consumer products and a developer of commercial and industrial real estate on the east coast of the United States. During that time, Mr. Moran has been successively, Vice President, Executive Vice President, President, Chairman of the Board and Chairman of the Executive Committee of DKM. Prior to joining what was then the Dyson-Kissner Corporation, Mr. Moran was a Vice President of Blyth & Co., Inc., investment bankers, in their New York and Los Angeles offices. Mr. Moran is a Director of Bessemer Securities Corporation, New York City. He holds a B.S. in Banking and Finance from the University of Utah and an honorary L.L.B. from that institution. He is a member and former Chairman of the National Advisory Council of the University of Utah, and a former Director of the United Nations Association and trustee of the Brooklyn Museum. He is a member of the Chief Executives Organization and The Foreign Policy Association.

     PATRICK R. RUTHERFORD has been President and Chief Executive Officer of the Company since its inception. He has been Chairman of the Board of RMEC since its inception. Since 1973, he has been Chairman of the Board and part owner of Rutherford Oil Corporation (an oil and gas exploration and production company that serves as operator of wells located in Texas, Louisiana and the Gulf of Mexico). He also served on the Board of Regents of West Texas State University and was President of the Houston Speech and Hearing Center. He also has served as a director of First Interstate Bank of Texas, Texas Commerce Bancshares, OKC Corporation, Olix Company, The University of Texas Health Science Center Development Board, the Geological Foundation of the University of Houston, and was one of the founding directors of Southwest Airlines.

     HOWARD GITTIS was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Mr. Gittis has been Director, Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and certain of its affiliates since 1985. Mr. Gittis also is a director of the following corporations which file reports pursuant to the Securities Exchange Act of 1934:
Consolidated Cigar Holdings Inc., Golden State Bancorp Inc., Jones Apparel Group, Inc., Loral Space & Communications Ltd., M & F Worldwide Corp., Panavision Inc., Revlon Consumer Products Corporation, Revlon, Inc., REV Holdings Inc. Rutherford-Moran Oil Corporation, Sunbeam Corporation and U.S. Dermatologics, Inc. Prior to joining MacAndrews & Forbes in 1985, Mr. Gittis was a partner at the Philadelphia law firm of Wolf, Block, Schorr and Solis-Cohen ("Wolf Block") where he had served as Chairman of the Executive Committee. His tenure at Wolf Block lasted over 25 years and concentrated on general litigation, real estate, and corporate acquisition and divestiture work. Mr. Gittis is a member of the Board of Overseers of the University of Pennsylvania Law School, a Trustee of Temple University and a member of the Board of Visitors of Temple University School of Law. Mr. Gittis holds two degrees from the University of Pennsylvania, a B.S. in Economics and an L.L.B. from the Law School.

     JERE W. MCKENNY was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Prior to his retirement in 1993, Mr. McKenny was President and Chief Operating Officer of Kerr-McGee Corporation ("Kerr-McGee") for nine years. He also served as President, Vice Chairman of the Board, Vice
President -- Exploration and Vice President -- Oil and Gas Exploration during his forty years of employment with Kerr-McGee. Mr. McKenny currently serves on the School of Geology and Geophysics Advisory Board, College of Business Administration Board of Advisors and College of Engineering Board of Visitors Advisory Board of the University of Oklahoma and the Executive Committee and Board of Directors of the Allied Arts Foundation and is a member of the Board of Venus Exploration, Inc.. Mr. McKenny holds a B.S. and an M.S. in Geological Engineering from the University of Oklahoma. Mr. McKenny will not be seeking re-election to the Company's Board of Directors at the meeting.

     HARRY C. LEE was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Mr. Lee is an energy resources consultant in the area of oil and gas exploration and production. Prior to his retirement in 1993, Mr. Lee was with Unocal Corporation ("Unocal") for 34 years. During his tenure at Unocal, Mr. Lee served in various executive and managerial functions at both parent and subsidiary levels, including Energy Resources Vice President -- Operations for major international and domestic business units from 1992 to 1993, President of Unocal International Oil & Gas Division 1988 to 1992, and Vice President and General Manager of Union Oil Company of Indonesia from 1978 to 1982. Mr. Lee holds a B.S. in Geology and an M.S. in Geology from the University of Oklahoma.

     CHOTE SOPHONPANICH was elected to serve as a director of the Company immediately prior to commencement of the Company's initial public offering on June 20, 1996. Mr. Sophonpanich is Executive Chairman of Green Spot (Thailand) Co. Ltd. and Chairman of Krungdhep Sophon Public Company Ltd., Eternal Petrochemicals Co. Ltd. and C.S. Capital Ltd., all of which are companies organized under the laws of the Kingdom of Thailand. He is serving as a non-executive director of the Bangkok Bank with which he has been affiliated since 1966. Mr. Sophonpanich is also a director of Chote Chalit Co. Ltd., Shangri-la Hotel Public Company Ltd., Siam Food Products Public Company Ltd., Palang Sophon Limited (one of the concessionaires, including the Company, in Block B8/32 currently covering approximately 735,000 acres in the central portion of the Gulf of Thailand), Thoresen Agency Public Company Ltd., Union Plastic Public Company Ltd., Union Textile Industries Public Company Ltd. and Wilson Insurance Ltd. in Thailand. He also is serving as a non-executive director of companies outside of Thailand, such as Bangkok Investments Ltd. of Cayman Islands, First Overseas Bangkok Investments Pte. Ltd. of Singapore and Stelux Co. Ltd. of Hong Kong. Mr. Sophonpanich graduated from the University of Sydney with a Bachelor's degree in Economics.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met four times during the year ended December 31, 1997, and Messrs. Moran, Rutherford, Gittis, McKenny, Lee and Sophonpanich each attended all meetings for which he was eligible. Michael D. McCoy, who resigned as a director of the Company effective as of March 13, 1998, also attended all meetings for which he was eligible. The Board of Directors has an Executive Committee, a Nominating Committee, an Audit Committee and a Compensation Committee, which were established in connection with the Company's initial public offering in June, 1996.

     The Executive Committee, which currently is composed of Messrs. Moran, Rutherford, McKenny and Gittis, has the authority to act for the Board in all matters arising between regular or special meetings of the Board. The Executive Committee did not meet during the year ended December 31, 1997, although it did act by unanimous written consent.

     The Nominating Committee, which currently is composed of Messrs. Moran, Rutherford, McKenny and Sophonpanich, has the authority to recommend director nominees to the Board of Directors. The Nominating Committee met once during the year ended December 31, 1997 and all committee members attended the meeting. The Nominating Committee will consider recommendations recommended by security holders if submitted in writing to the Committee by the deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for the next annual meeting.

     The Audit Committee, which currently is composed of Messrs. McKenny, Lee and Sophonpanich, selects, subject to Board approval (and, if the Board so determines, subject to stockholder approval), the independent accountants to audit the Company's books and records, and considers and acts upon accounting matters as they arise. The Audit Committee met three times during the year ended December 31, 1997. Messrs. McKenny and Lee each attended all meetings for which he was eligible and Mr. Sophonpanich attended two of such meetings.

     The Compensation Committee, which currently is composed of Messrs. Gittis, Lee, Moran and Rutherford, administers the Company's stock option plans and recommends compensation policies to the Board of Directors. The Compensation Committee met twice during 1997 and all committee members attended both meetings.

COMPENSATION OF DIRECTORS

     The non-employee directors are each entitled to receive an annual retainer fee of $15,000 and fees of $1,500 per meeting for their attendance at regular and special Board of Directors meetings. Non-employee committee members are entitled to additional fees of $750 for each committee meeting attended. All directors have been and will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings.

     Prior to its initial public offering in June, 1996, the Company established the Rutherford-Moran Oil Corporation 1996 Non-Employee Director Stock Plan (the "1996 Director Plan"), pursuant to which options to purchase shares of Common Stock were made available for future grants to non-employee directors. Contemporaneously with the initial public offering, the Company granted to each non-employee director (Messrs. Gittis, McKinney, Lee and Sophonpanich) options to acquire 2,500 shares of Common Stock. In addition, the Director Plan provides for annual grants of options to acquire 1,000 shares of Common Stock to each non-employee director serving on the Board of Directors following each annual meeting of stockholders. The Annual Meeting of Stockholders is typically held, and was originally scheduled for, May 1998. Therefore, on May 7, 1998, the Board of Directors, in order to compensate the non-employee directors for the past year of service and provide incentive to such persons to continue in their capacity as directors, authorized a grant of options to acquire 1,000 shares of Common Stock to each of Messrs. McKenny, Lee, Sophonpanich and Gittis in lieu of such annual grant.

     Effective November 1, 1996, the Company established the Rutherford-Moran Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan"). Pursuant to the Deferred Compensation Plan, non-employee directors of the Company (currently Messrs. Gittis, McKenny, Lee and Sophonpanich) are entitled, pursuant to an annual election, to defer up to 100% percent of all fees paid to him in his capacity as a director of the Company, which deferred amount is credited to an account maintained by the Company on the director's behalf. Interest is credited by the Company to each director's account at a simple interest rate, compounded quarterly, equal to the Company's bank's prime rate or the prime rate of any other national bank established by the Board administering the plan. The Company is obligated to pay to a director (or his beneficiary) the balance in his account upon his death, disability, retirement or earlier resignation or removal. A director also may withdraw all or a part of his account balance in the event of a severe financial hardship (as defined in the Deferred Compensation Plan). During 1997, Messrs. Lee and Gittis deferred fees totaling $50,700.

                                 PROPOSAL NO. 2

                            RATIFICATION OF AUDITORS

     The firm of KPMG Peat Marwick LLP, Certified Public Accountants, has been appointed by the Board of Directors to audit the accounts and records of the Company for the fiscal year ending December 31, 1998. It is proposed that the appointment of KPMG Peat Marwick LLP be submitted to the stockholders for ratification.

     Stockholder ratification of this appointment is not required. If the proposal is not approved, management may reconsider the appointment for the fiscal year ending December 31, 1998. A majority of the shares of Common Stock present in person or by proxy and the Meeting and entitled to vote thereon will be required for stockholder ratification of the appointment of auditors. The Board of Directors recommends that the stockholders vote "FOR" this proposal. If a stockholder executes and returns a proxy but does not specify otherwise, the shares represented by such stockholder's proxy will be voted "FOR" approval of this proposal.

     KPMG Peat Marwick LLP has served as the Company's independent accountants since its inception.

     It is anticipated that a representative of KPMG Peat Marwick LLP will be present at the meeting. Such representative will be given the opportunity to make a statement should he or she so desire and will be available to answer appropriate questions.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to commencement of the Company's initial public offering on June 20, 1996, all compensation decisions with respect to the Company's executive officers were made by Messrs. Moran and Rutherford, which included salary amounts for 1995 and 1996 as well as bonus amounts for 1995. Following commencement of the initial public offering, the Compensation Committee has ratified or approved all compensation decisions, including the level of bonuses paid to executive officers during 1996 and 1997. Messrs. Moran and Rutherford also serve on the Company's Compensation Committee and are expected to participate in compensation decisions in the future. Other members of such committee are Messrs. Gittis and Lee.

     On November 14, 1997, the Company borrowed $4 million from Patrick R. Rutherford, President and CEO of the Company. The note matured on December 12, 1997 and had an interest rate of 8.75%. The note was repaid on December 4, 1997 with proceeds from the Company's Revolving Credit Facility with Chase Manhattan Bank.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL POLICY

     The Company's executive compensation program is designed to attract and retain talented management personnel and to reward management for successful performance of their duties and improving stockholder value. Compensation and incentives are provided through the combination of cash salaries and bonuses, stock option awards and grants of restricted stock. The Company's overall compensation package is intended to provide the Company's executive officers with additional compensation, with an emphasis on compensation that rewards the executive for actions that have demonstrably benefitted the long-term interests of the Company. Decisions with respect to compensation for any particular executive officer are based on a number of factors, including the individual's performance and contribution to the future growth of the Company, the financial and operational results of the Company and industry and market conditions.

     The components of the Company's executive compensation program are more specifically summarized below.

  Base Salary

     The base salaries during 1997 of the Company's executive officers were determined by Mr. Moran and Mr. Rutherford based on the employee's respective positions with the Company, their talents and experience and competitive market factors, including the desire by the Company to retain executives with expertise and proven success in the Company's business areas. The Company currently does not pay Mr. Rutherford a salary for his services as the President and Chief Executive Officer of the Company nor Mr. Moran for his services as Chairman of the Board of Directors. Although such salaries were determined subjectively by Mr. Moran and Mr. Rutherford based upon their experience in the oil and gas industry and without consulting independent consultants or surveys, the Company believes that such base salaries are within the range of base salaries paid to executive officers at comparable companies.

  Bonus Compensation

     Bonus compensation is provided to the Company's executive officers from time to time based on the financial results of the Company and various subjective factors. The Company awarded Messrs. McCoy, Chavenson, Nelson and Rankin cash bonuses of $35,000, $30,000, $15,000 and $16,000, respectively for 1997 executive compensation. These bonuses were intended to reward them for the significant contributions that they made to the Company in 1997. Factors considered in awarding cash bonuses during 1997 include each executive's contribution to (i) the initial operations of the Tantawan Field, (ii) the identification and access to new sources of capital for the Company, (iii) the growth of the Company's hydrocarbon reserve base, (v) the individual's prior compensation level and (vi) evaluation by the Chairman of the Board and Chief Executive Officer of the individual's level of performance and achievement.

LONG-TERM INCENTIVE COMPENSATION

     The Compensation Committee also believes that long-term incentive compensation should be a component of the Company's compensation program and that the value of long-term incentive compensation should be directly related to increases in stockholder value. Thus, in addition to bonuses, the Company provides long-term incentive compensation to its executive officers through grants of restricted stock and stock options under the Company's 1996 Key Employee Stock Plan (the "1996 Plan").

     Under the Company's 1996 Plan, the Compensation Committee has the authority to grant options to purchase shares of Common Stock to the Company's executive officers and key employees for terms of up to ten years, with exercise prices equal to 100% of the fair market value of the shares of stock on the date the option is granted. The Compensation Committee believes that options provide a desirable form of incentive to the Company's executive officers in that options received by an executive officer will be of no value to the officer unless the value of the Common Stock increases. Prior to the formation of the Compensation Committee and upon commencement of the Company's initial public offering on June 20, 1996, the Company granted to its executive officers options to purchase 87,000 shares of Common Stock as well as restricted stock awards of 34,813 shares, all of which vest in 20% increments over five years. Since that time, options to purchase an aggregate of 91,000 shares of Common Stock, as well as restricted stock awards of 8,000 shares, have been granted to the Company's executive officers.

     Decisions as to whether to grant options and restricted stock awards to an executive officer in the future will be made by the full Board of Directors based upon recommendations from the Compensation Committee considering the executive officer's contributions to the Company over the prior year, the expected contributions by the executive officer in the future and industry and market conditions. If an option or stock award is granted to an executive officer, the number of shares of Common Stock subject to the granted option or award will be based on, among other things, the level of responsibility of the executive officer, the anticipated contribution of the officer to the future growth of the Company and the potential dilution to the Company's stockholders that might result from the grant. The Board and the Compensation Committee also considers the amount and terms of other stock based benefits held by the executive officers. Vesting requirements generally will be placed on stock-based awards in order to relate the benefits of any award granted to an executive officer to the continued employment of the executive officer with the Company.

                     Members of the Compensation Committee
                                 John A. Moran
                             Patrick R. Rutherford
                                 Howard Gittis
                                  Harry C. Lee

                               EXECUTIVE OFFICERS

     Set forth below is certain information concerning the present executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship among any of these individuals or any of the Company's directors.

                   NAME                     AGE                     POSITION
                   ----                     ---                     --------
Patrick R. Rutherford.....................  64    President, Chief Executive Officer and
                                                  Director
David F. Chavenson........................  46    Vice President and Chief Financial Officer
                                                  and Corporate Secretary
Gregory Nelson............................  51    Vice President, Exploration
Thomas E. Rankin..........................  64    Vice President, Operations

     PATRICK R. RUTHERFORD has been President and Chief Executive Officer of the Company since its inception. He has been Chairman of the Board of RMEC since its inception. Since 1973, he has been Chairman of the Board and part owner of Rutherford Oil Corporation (an oil and gas exploration and production company that serves as operator of wells located in Texas and Louisiana and the Gulf of Mexico).

He also served on the Board of Regents of West Texas State University and was President of the Houston Speech and Hearing Center. He also has served as a director of First Interstate Bank of Texas, Texas Commerce Bancshares, OKC Corporation, Olix Company, The University of Texas Health Science Center Development Board, the Geological Foundation of the University of Houston, and he was one of the founding directors of Southwest Airlines.

     DAVID F. CHAVENSON has been Vice President and Chief Financial Officer and Corporate Secretary of the Company since April 1996. Mr. Chavenson was Treasurer of Oryx Energy Company, an oil and gas exploration and production company (previously Sun Exploration and Production Co.) ("Oryx"), from 1993 to April 1996. Prior to that, during his 18 years with Oryx, he served as Assistant Treasurer and Manager of Corporate Finance, Manager of Financial Analysis and Senior Financial Specialist. Mr. Chavenson holds a B.A. in Economics from Dickinson College and received an M.B.A. from the Harvard Business School. He is also a C.P.A.

     GREGORY NELSON has been Vice President, Exploration of the Company since its inception. From 1984 to 1992, Mr. Nelson was employed by Rutherford Oil Corporation as an explorationist. From 1977 to 1984, Mr. Nelson was with Mobil Oil Corporation. His duties at Mobil included exploration, with both geological and geophysical responsibility, in the Gulf of Mexico and North Africa. His last position at Mobil was Manager of Production Geology, North Texas and San Juan Basin, New Mexico. He has a B.A. in Geology from Winona State College and pursued post graduate studies in geology at The Ohio State University from 1974 to 1977.

     THOMAS E. RANKIN has been Vice President, Operations of the Company since May, 1997. Mr. Rankin has forty years of diversified executive responsibilities in logistics, drilling and production operations worldwide with major multinational energy companies. He was president of his own international engineering consulting firm from 1995 to 1997. Mr. Rankin was Worldwide Drilling Manager (Exploration) for Amoco Production Company upon his retirement in 1995 after holding numerous international engineering and managerial positions during his 28 years with Amoco. He spent nine years with Marathon Oil Company in various domestic engineering assignments prior to joining Amoco. Mr. Rankin has a B.S. in Petroleum Engineering from The University of Texas.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for 1995, 1996 and 1997 earned by or paid to the Company's Chief Executive Officer and the other executive officers whose total annual salary and bonus exceeded $100,000 during 1997:

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                  LONG-TERM COMPENSATION AWARDS
                                      -------------------------------------   -----------------------------------------
                                                                                           SECURITIES
                                                                              RESTRICTED   UNDERLYING      ALL OTHER
     NAME AND PRINCIPAL                                      OTHER ANNUAL       STOCK       OPTIONS,        ANNUAL
          POSITION             YEAR    SALARY      BONUS    COMPENSATION(1)    AWARD(S)     SARS(#)     COMPENSATION(5)
     ------------------        ----   --------    -------   ---------------   ----------   ----------   ---------------
Patrick R. Rutherford          1997
President and Chief            1996         --         --            --              --          --             --
Executive Officer              1995         --         --            --              --          --             --
Michael D. McCoy               1997   $225,000    $35,000                            --       5,000         $9,500
Executive Vice President and   1996   $187,008    $35,000            --        $460,000(3)   45,000(4)      $  792
Chief Operating Officer(2)     1995   $154,000    $30,000            --              --          --             --
David F. Chavenson             1997   $174,442(7) $30,000                            --      36,750         $9,500
Vice President, Finance        1996   $153,743(7) $20,000                      $133,699(3)   23,250(4)      $  792
and Chief Financial            1995         --         --            --              --          --             --
Officer(6)
Gregory Nelson                 1997   $150,000    $15,000            --              --      34,250         $9,000
Vice President,                1996   $127,075    $10,000            --        $280,140(3)   18,750(4)      $  750
Exploration                    1995   $ 87,350    $20,000            --              --          --             --
Thomas E. Rankin               1997   $106,667    $16,000            --        $ 90,950(3)   20,000         $5,121
Vice President,                1996         --         --            --              --          --             --
Operations(8)                  1995         --         --            --              --          --             --

---------------

(1) The aggregate amounts of perquisites and other personal benefits, securities or property is less than 10% of each executive officer's combined annual salary and bonus during the applicable year.

(2) Mr. McCoy ceased to be employed by the Company effective March 13, 1998.

(3) Represents grants of restricted stock for Messrs. McCoy, Chavenson and Nelson awarded contemporaneously with commencement of the Company's initial public offering, which are valued at the initial public offering price of $23 per share. Messrs. McCoy, Chavenson and Nelson each received 20,000, 5,813 and 9,000 shares, respectively, all of which vest in 20% increments over five years. Such individuals will be entitled to receive any dividends paid with respect to such shares while they remain unvested. Also includes 3,000 shares granted to Mr. Nelson in September 1996, which are valued at $24.38, the fair market value on the date of grant, and which vest over five years. Mr. Rankin's restricted stock award of 5,000 shares are valued at $18.19 and were issued when Mr. Rankin joined the Company in May 1997.

(4) Represents options granted contemporaneously with commencement of the Company's initial public offering at an exercise price equal to the initial public offering price of $23 per share.

(5) Represents Company contributions to the employee's 401(k) plan account.

(6) Mr. Chavenson commenced his employment with the Company in April 1996.

(7) Includes $54,861 in 1996 and $4,442 in 1997 for moving relating expenses.

(8) Mr. Rankin commenced his employment with the Company in May 1997.

COMPENSATION PURSUANT TO EMPLOYEE BENEFIT PLANS

     The Company maintains the 1996 Plan, which is intended to provide certain full-time key employees, including officers and certain employee-directors of the Company, with additional incentives to promote the success of the Company's business and to enhance the Company's ability to attract and retain the services of qualified persons. The 1996 Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Plan, options to purchase Common Stock and restricted stock awards up to an aggregate of 500,000 shares of Common Stock may be granted by the Committee. The maximum number of shares subject to options that may be issued to, and the maximum number of shares subject to restricted stock awards that may be granted to, any employee during any year is 75,000 and 50,000 shares, respectively. The exercise price of an option granted pursuant to the 1996 Plan may not be less than the fair market value of the Common Stock on the date of grant. In the case of a grant of an option designated as an "Incentive Option" to an employee who owns ten percent or more of the outstanding shares of Common Stock (a "10% Stockholder"), the exercise price of each such option under the 1996 Plan may not be less than 110% of the fair market price of the Common Stock on the date of the grant. No option may be granted under the 1996 Plan with a duration of more than ten years. In the case of a 10% Stockholder, no option designated as an "Incentive Option" may be granted with a duration of more than five years. Options designated as "Incentive Options" under the 1996 Plan may be treated as such only to the extent that the aggregate fair market value of the stock with respect to which options are exercisable for the first time by the option holder in any calendar year, under the 1996 Plan or any other incentive stock option plan of the Company, does not exceed $100,000 valued as of the date of grant. Under the 1996 Plan, the Committee may issue shares of restricted stock to employees for no payment by the employee or for a payment below the fair market value on the date of grant. The restricted stock is subject to certain restrictions described in the 1996 Plan, with no restrictions continuing for more than ten years from the date of the award. The 1996 Plan may be amended by the Board of Directors without any requirement of stockholder approval, except as required by Rule 16b-3 under the Exchange Act ("Rule 16b-3") to obtain the benefits under such Rule and the incentive option rules of the Internal Revenue Code of 1986. As of December 31, 1997, the Committee had granted options to key employees of the Company to purchase an aggregate of 263,000 shares, including options exercisable for 50,000, 60,000, 53,000 and 20,000 shares of Common Stock to Messrs. McCoy, Chavenson, Nelson and Rankin, respectively. In addition, the Company has granted to Messrs. McCoy, Chavenson, Nelson and Rankin restricted stock awards in the amount of 20,000, 5,813, 12,000 and 5,000 shares, respectively. These executive officers were not required to make any payment for these stock options or restricted stock awards, all of which vest over five years in 20% increments. Generally, restrictions on transfer and forfeiture provisions upon termination of employment will apply to the restricted stock covered by these awards for a period of up to five years, after which time the restrictions will lapse and all of the stock will be owned by the employees free of further restrictions under the 1996 Plan. Pursuant to his severance agreement with the Company, Mr. Chavenson is entitled to accelerated vesting of his stock options and restricted stock if he is terminated without "Cause" under his severance agreement. See "-- Employment Contracts with Executive Officers".

     In May 1998, the Board of Directors adopted the Rutherford-Moran Incentive Bonus Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to continue the success of the Company for the benefit of the Company and its shareholders by encouraging and rewarding the continued employment of its officers and employees in light of the possible change of ownership of the Company and to reward such employees for prior and continued services to the Company. The Incentive Plan is administered by the Compensation Committee of the Board of Directors and is effective for one year from March 1, 1998, unless amended. Under the Incentive Plan, upon a change of control of the Company (as defined in the Incentive Plan), a Bonus Pool is created based on the sales or exchange price per share of Common Stock in the transaction which constitutes such change of control, the total number of shares of Common Stock outstanding at such time on a fully diluted basis, and a "funding percentage", which is tied to the sale or exchange price for the Common Stock. Awards may be granted by the Compensation Committee to employees participating in the Incentive Plan. Eight employees are currently eligible to participate in the Plan, including Gregory Nelson, David F. Chavenson and Thomas E. Rankin. Each employee who has received an award under the Incentive Plan shall receive the greater of (1) a stated percentage of the Bonus Pool or (2) an amount equal to twice the employee's annualized salary during the month preceding the month in which the change of control occurs, plus twice the amount of the employee's last annual bonus payment. Fifty percent of the bonus payment shall be paid in cash upon the change of control date and fifty percent of the bonus payment shall be paid within 180 days after the change of control date. As of the date hereof, no awards have been granted under the Incentive Plan.

     The following table sets forth (for each executive officer named in the Summary Compensation Table above) information concerning stock options granted in 1997:

                          OPTION GRANTS IN FISCAL 1997

                                     INDIVIDUAL GRANTS
                                 -------------------------                            POTENTIAL REALIZABLE VALUE
                                 NUMBER OF     % OF TOTAL                               AT ASSUMED ANNUAL RATES
                                   SHARES       OPTIONS                               OF STOCK PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO    EXERCISE                     FOR OPTION TERM(1)
                                  OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
             NAME                 GRANTED     FISCAL YEAR    ($/SHARE)      DATE        5% ($)         10% ($)
             ----                ----------   ------------   ---------   ----------   -----------   -------------
Patrick R. Rutherford..........        --        --               --           --            --              --
Michael D. McCoy...............     5,000         3.2%        $22.50       2/4/07      $ 70,751      $  179,296
David F. Chavenson.............     6,750                     $22.50       2/4/07      $ 95,513      $  242,050
                                   30,000        23.3%        $22.63       8/4/07      $426,862      $1,081,753
Gregory Nelson.................     4,250                     $22.50       2/4/07      $ 60,138      $  152,402
                                   30,000        21.8%        $22.63       8/4/07      $426,862      $1,081,753
Thomas E. Rankin...............    20,000        12.7%        $18.19       5/1/07      $228,760      $  579,724

---------------

(1) The potential realizable value of each grant of options assumes that the market price of the Company's common stock appreciates in value from the date of grant to the end of the option term at the annualized rate noted above.

     The following table sets forth (for each executive officer named in the Summary Compensation Table above) information concerning stock options exercised in 1997 and stock options unexercised at December 31, 1997:

                  AGGREGATED OPTION/SAR EXERCISES IN 1997 AND
                      VALUE TABLE AT DECEMBER 31, 1997(1)

                                   SHARES                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                  ACQUIRED    VALUE          OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS AT
                                     ON      REALIZED       DECEMBER 31, 1997            DECEMBER 31, 1997
              NAME                EXERCISE     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
              ----                --------   --------   -------------------------   ----------------------------
Patrick R. Rutherford...........     --         --              --                               --
Michael D. McCoy................     --         --            9,000/41,000                       --
David F. Chavenson..............     --         --            4,650/55,350                       --
Gregory Nelson..................     --         --            3,750/49,250                       --
Thomas E. Rankin................     --         --                 0/2,000                       --

---------------

(1) Calculated utilizing the closing price of the Company's Common Stock as reported by the Nasdaq on December 31, 1997.

EMPLOYMENT CONTRACTS WITH EXECUTIVE OFFICERS

     The Company has entered into an employment agreement with Mr. Chavenson whereby Mr. Chavenson is compensated at a minimum base salary of $155,000 per year and is eligible for incentive bonuses of up to 35% of his annual base salary, subject to review and adjustment by the Board. In the event Mr. Chavenson's employment with the Company is terminated without Cause (as defined below), he is entitled to receive (i) payment of one year of his base salary (in effect at such time) and bonus (if any), (ii) one year of medical, dental and life insurance coverage, (iii) the right to vest immediately all stock options and restricted stock awards under the 1996 Plan; (iv) relocation assistance, and
(v) outplacement benefits. "Cause" is defined as (i) any material failure by Mr. Chavenson after written notice to perform his duties when such failure shall have continued for 30 days after receipt of such notice, (ii) commission of fraud by Mr. Chavenson against the Company, its affiliates or customers, or
(iii) conviction of Mr. Chavenson of a felony offense or a crime involving moral turpitude. In the event Mr. Chavenson's employment with the

Company is terminated following a Change of Control (as defined in the 1996
Plan), he is entitled to (i) payment of two years of base salary (in effect at such time) and bonus (if any), (ii) two years of medical, dental and life insurance coverage, (iii) relocation assistance, and (iv) outplacement benefits.

                              CERTAIN TRANSACTIONS

PROMISSORY NOTE

     On November 14, 1997, the Company borrowed $4 million from Patrick R. Rutherford, President and CEO of the Company. The note matured on December 12, 1997 and had an interest rate of 8.75%. The note was repaid on December 4, 1997 with proceeds from the Company's Revolving Credit Facility with Chase Manhattan Bank.

MANAGEMENT SERVICES AGREEMENT

     On July 7, 1995, Thai Romo signed a Management Services Agreement (the "MSA") with RMEC. Under the MSA, RMEC provides managerial services in the oil and gas business to Thai Romo, including general managerial services, financial management, planning and project management, personnel management and advice and assistance in interpreting and complying with government regulations and legislation. As compensation for the services provided, RMEC receives payment of all expenses incurred, including but not limited to travel expenses, salaries, bonuses and overhead. The term of the MSA is one year and renewable automatically for successive terms of one year unless terminated by either party with or without cause. For the year ended December 31, 1997, RMEC billed $3,138,180 to Thai Romo for services provided under the MSA.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to a Registration Rights Agreement between the Company and Messrs. Rutherford, Moran, McCoy and Susan R. Rutherford, wife of Mr. Rutherford (collectively, the "Registration Group"), the Registration Group has the right, subject to certain customary limitations, to demand registration under the Securities Act of any or all of the shares of the Common Stock they beneficially own. The Company may be required to effect up to five such demand registrations and the expenses of any such demand registration shall be borne by the selling stockholders. In addition, except in certain circumstances and subject to certain limitations, if the Company proposes to register any shares of Common Stock under the Securities Act, the Registration Group will be entitled to require the Company to include all or a portion of the shares of Common Stock it owns in such registration. The expenses of any such "piggyback" registration, other than underwriting discounts and commissions and transfer tax relating to Common Stock to be sold by the Registration Group, will be borne by the Company. In addition, the Company has agreed to indemnify any underwriter and selling stockholder in connection with any registration made pursuant to the Registration Rights Agreement against certain liabilities, including liabilities under the Securities Act.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder return on the Common Stock of the Company, for the period from June 26, 1996, the date on which the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, through December 31, 1997, with the cumulative total return of the Standard and Poor's 500 Stock Index and an industry index calculated by the Company's peer group. The Company's peer group is comprised of Chesapeake Energy Corporation, Belco Oil & Gas Corp., Newfield Exploration Company, Benton Oil & Gas, Pogo Producing Company, United Meridian Corp. and Triton Energy Corp. The graph assumes investment of $100 on June 26, 1996 and reinvestment of all dividends.

               Measurement Period                    Rutherford
             (Fiscal Year Covered)                    Moran .          Peer Group         S&P 500
6/26/96                                                     100.00            100.00            100.00
12/31/96                                                    117.89            120.42            111.68
12/31/97                                                     75.26             69.01            148.95

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such act.

                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of October 15, 1998, the stock ownership of the Company's named executive officers and directors individually, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                                                     AMOUNT
                          NAME OF                                AND NATURE OF            PERCENT
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP        OF CLASS
                      ----------------                        --------------------        --------
5% STOCKHOLDERS:
  JAMTHAI, Inc.(1)..........................................        9,348,607              36.4%
  THAIJAM, L.P.(1)..........................................        8,231,483              32.1%
  PRRTHAI, Inc.(2)..........................................        9,663,007              37.7%
DIRECTORS AND EXECUTIVE OFFICERS:
  John A. Moran (1).........................................        9,348,607              36.4%
  Patrick R. Rutherford(2)..................................        9,686,007              37.8%
  Michael D. McCoy(3).......................................          140,000               *
  David F. Chavenson(4).....................................           22,464               *
  Gregory Nelson(5).........................................           33,850               *
  Howard Gittis(6)..........................................            9,500               *
  Jere W. McKenny(6)........................................            9,500               *
  Harry C. Lee(6)...........................................            9,500               *
  Chote Sophonpanich(6).....................................            9,500               *
  Thomas E. Rankin(7).......................................            9,000               *
  Executive officers and directors as a group...............       19,277,928              75.1%

---------------

 *  Less than one percent.

(1) JAMTHAI, Inc.'s ownership includes (i) 8,231,483 shares owned by THAIJAM, L.P. ("THAIJAM"), a limited partnership for which JAMTHAI is the sole general partner and (ii) 120,000 shares owned by a partnership in which JAMTHAI and Mr. Moran serve as general partners. Mr. Moran's ownership includes all shares owned by JAMTHAI, for which Mr. Moran is the President and sole stockholder, but excludes 13,000 shares owned by Mr. Moran's wife, for which he disclaims beneficial ownership. The business address for JAMTHAI, THAIPRR and Mr. Moran is 5 Greenway Plaza, Suite 220, Houston, Texas, 76046.

(2) PRRTHAI, Inc.'s ownership includes 19,673 shares owned by a limited partnership for which PRRTHAI serves as the sole general partner. Mr. Rutherford's ownership includes (i) all shares beneficially owned by PRRTHAI, for which Mr. Rutherford is the President and sole stockholder and 23,000 shares in a trust controlled by Mr. Rutherford. Mr. Rutherford's ownership excludes the following shares for which he disclaims beneficial ownership: (i) 144,587 shares owned by a company controlled by Mr. Rutherford's wife and (ii) 28,000 shares owned directly by Mr. Rutherford's wife.

(3) As of March 31, 1998, when Mr. McCoy ceased to be employed by the Company, Mr. McCoy's holdings includes 136,000 shares owned directly by MDMTHAI, Inc., a Texas corporation owned by Mr. McCoy and 4,000 shares owned directly.

(4) Includes 16,650 shares underlying options that are presently exercisable or exercisable within 60 days and 3,489 shares of restricted stock not yet vested; excludes 43,350 shares underlying options that are not presently exercisable or exercisable within 60 days.

(5) Includes 21,850 shares underlying options that are presently exercisable or exercisable within 60 days and 7,200 shares of restricted stock not yet vested; excludes 31,150 shares underlying options that are not presently exercisable or exercisable within 60 days.

(6) Each includes 3,500 shares underlying options that are presently exercisable or exercisable within 60 days and 1,000 shares underlying options that are not presently exercisable or exercisable within 60 days.

(7) Includes 4,000 shares underlying options that are presently exercisable or exercisable within 60 days and 4,000 shares of restricted stock not yet vested; excludes 16,000 shares underlying options that are not presently exercisable or exercisable within 60 days.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by the regulations promulgated under Section 16(a) to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of reports on Form 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, reports on Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and written representations form reporting persons that no report on Form 5 was required, the Company believes that, expect as described in the immediately following sentence, during the period from January 1, 1997 through December 31, 1997, all filing requirements applicable to officers, directors and greater than ten-percent stockholders were complied with. On February 11, 1998, Gregory Nelson, Vice President, Exploration of the Company, filed an Annual Statement of Changes of Beneficial Ownership on Form 5. Mr. Nelson's Form 5 reported the acquisition of 3,000 shares of Common Stock of the Company on October 1, 1996, which transaction was not previously reported on any filing.

OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING.

     Any proposal by a Stockholder to be presented at the Company's next Annual Meeting of Stockholders, currently expected to be held in early June 1999, must be received at the offices of the Company, 5 Greenway Plaza, Suite 220, Houston, Texas 77046 between December 15, 1998 and February 1, 1999 but in no event later than February 1, 1999 in order to be eligible for inclusion in the Company's Proxy Statement and form of proxy used in connection with such meeting.

     Additionally, unless the Company has notice, prior to March 15, 1999, of a matter to come before the Company's next Annual Meeting of Stockholders the Company's proxy for the meeting will confer discretionary authority to vote on such matter.

     According to the bylaws of the Company, at the Annual Meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before the 1999 Annual Meeting of Stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 180 days prior to the meeting date.

ANNUAL REPORT

     The Company has elected to satisfy its obligation to furnish an Annual Report to stockholders by providing stockholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, less exhibits. The financial statements and related information contained therein are incorporated by reference into this Proxy.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     David F. Chavenson
                                     Corporate Secretary

November 9, 1998